CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE
BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                  Exhibit 10.4.5

         THIS LEASE, made in duplicate this 1st day of August, 1976, by and between SOUTHERN PACIFIC LAND COMPANY, a California corporation, hereinafter called "Lessor" and PHILLIPS PETROLEUM COMPANY, a Delaware corporation, hereinafter called "Lessee".

         W I T N E S S E T H:

         1. Lessor hereby grants, leases and lets, subject to the provisions hereof, the exclusive right to explore, prospect, drill for, produce, treat, extract, take, process, remove and utilize all products of geothermal processes, including, but not limited to, hot brine, hot water, hot rock, and indigenous steam; steam and other gases; hot water and hot brines resulting from water, gas or other fluids (whether liquid or gaseous) artificially introduced into geothermal formations hereinafter referred to as "geothermal energy"; and any mineral or minerals (exclusive of oil, petroleum and hydrocarbon gas) which are found in solution or in association with or entrained in such steam, hot water or hot brines, hereinafter referred to as "substances", and storing, taking, removing, transporting, and disposing of same, an undivided 50 percent interest in that certain land situated, lying and being in the County of Churchill, State of Nevada, hereinafter referred to as "Leased Premises", more particularly described on Exhibit "A" attached hereto and made a part hereof.

         TOGETHER with the right to inject and reinject geothermal effluents from operations hereunder in the leased premises and use so much of the leased premises as may be required by Lessee for the drilling and operation of wells thereon for the purposes hereof, and to construct and maintain thereon buildings, structures and equipment, including, but not limited to generation and transmission of electric power, mineral processing, waste water disposal, pipe lines, transmission lines, power lines, ponds and roads, in connection with operations hereunder;

provided however, that Lessee agrees to use for such purpose only so much of the leased premises as shall be reasonably necessary for Lessee's operations thereon.

         Subject to easements, leases, licenses and restrictions affecting the leased premises. Reserving unto Lessor, its successors and assigns, the following:

         (a) The right to construct, maintain and use tracks, roads, trails, ditches, pipe lines, communication devices, and facilities relating thereto in, upon, over and across the leased premises, and

         (b) The right to use the leased premises for all other purposes not inconsistent with or which shall not interfere with the right of the Lessee hereunder to use the leased premises.

         (c) The exclusive right to all minerals other than those leased hereunder, including, but not limited to, oil, petroleum, natural hydrocarbon gas, and other hydrocarbons.

         2. This lease shall be for a primary term of ten years from and after the date first herein written and for so long thereafter, as there:

         (a) shall be commercial production of said geothermal energy and substances from the leased premises and/or

         (b) drilling, re-drilling, deepening or remedial operations are being prosecuted on a continuous basis on the leased premises.

         3. Lessee agrees to pay to Lessor in advance as of the date of this lease the sum of $*** per acre of the leased premises as rental for the first year of this lease and to pay to Lessor in advance for the second year of the lease on or before the 1st day of August 1977, and annually thereafter during the remaining period this lease is in effect, on or before the same day and month of each succeeding year, an annual advance minimum royalty at the rate of
$*** per acre for each acre then covered by this lease.

*** Confidential material redacted and filed separately with the Commission.

         In the event Lessee uses the surface of a portion or portions of the leased premises for the construction and operation of facilities for mineral processing, electric or power generation or waste water disposal, ponds or plants, exclusive of the portions of the leased premises used for the drilling and operation of wells and construction and maintenance of pipe lines, transmission lines, roads and ditches, Lessee agrees to pay to Lessor, in addition to the above minimum royalty, an annual advance surface rental during the period of such use equivalent to 9 1/2 % of the current value used in the assessment by the County in which lands are located as to the portions of the leased premises so used, which is in effect for each year the use is made.

         4. Lessee shall commence drilling a well for said geothermal energy and substances on the leased premises within the primary term, and shall continue the work of drilling said well with due diligence until completion, and thereafter shall commence and drill such other wells as may be required to assure Lessee of a supply of said geothermal energy and substances or any of them in such amounts as its requirements from the leased premises may demand, provided that the spacing of wells drilled upon the leased premises shall not be less than the spacing of wells drilled upon adjoining land, and provided further that this lease shall terminate at the end of the tenth year from the date hereof as to the acreage hereunder then in excess of the result of multiplying the number of wells then capable of producing said geothermal energy and substances in paying quantities times six hundred and forty acres, and that the locations of the portions of the leased premises which shall remain subject to this lease shall be selected by Lessee.

         Lessee shall keep each well drilled on the leased premises producing at the rate deemed by Lessee to be most conducive to efficient operation of the well and to maximum production of said geothermal energy and substances covered hereby; provided, however, that if Lessee's well

or wells on land adjoining the leased premises are not produced to capacity, then Lessee may produce from the wells on the leased premises at the same ratio that the actual production bears to potential production of Lessee's well or wells being produced on adjoining land.

         In the event Lessee fails to commence drilling a well within the primary term of this lease or the leased premises or land pooled therewith as provided herein, this lease shall terminate except as otherwise provided.

         5.  A well shall be deemed completed:

         (a) when formations or mechanical difficulties are encountered which, in Lessee's judgment, render further drilling of such well unprofitable or unsuccessful and because of such fact further drilling operations thereon are discontinued;

         (b) when a well has been drilled to a depth of at least five thousand feet and the drilling operation is discontinued, or

         (c) Lessee has ceased drilling a well and it is tested and deemed capable of producing said geothermal energy and substances or any of them in quantities deemed by Lessee sufficient to warrant the continuance of its operation.

         6. Lessee agrees to pay to Lessor as royalty:

         (a) *** received by Lessee from the *** at the point of sale.

         (b) on all other leased substances produced therefrom, *** during the first ten years of the commercial production of said substance and ***
thereafter received by Lessee. ***, for the purpose of this lease, shall be ***

*** Confidential material redacted and filed separately with the Commission.

         Lessor shall have the right to receive its royalty in kind.

         7. Lessor does hereby lease to Lessee the exclusive right to use said leased premises for the slant drilling of wells having their surface locations upon either the leased premises or adjoining land and having their well bores passing through the subsurface of the leased premises, for the production of said geothermal energy and substances, and having their production intervals beneath land other than the leased premises or land included in any unit created under provisions of Section 11 hereof, such wells being hereinafter referred to as "slant wells", together with the exclusive right to drill core holes through the subsurface of the leased premises to other land to obtain geological information.

         Unless sooner terminated, either in whole or in part as hereinafter provided, the primary term of this lease of rights for slant wells shall be contemporaneous with the primary term of this lease, and for as long thereafter as said geothermal energy and substances are produced in paying quantities from land other than the leased premises by slant wells, or Lessee in good faith conducts slant drilling operations in the leased premises.

         As payment for the slant well rights, hereby leased, Lessee agrees to pay to Lessor, at the times and in the manner hereinafter provided, an overriding royalty on the production from each slant well, drilled by Lessee as follows:

         (a) *** percent of the *** received by Lessee from the ***, at the point of sale.

         (b) *** percent of the *** received by Lessee on all other leased substances produced therefrom. ***, for the purpose of this lease, shall be ***.

*** Confidential material redacted and filed separately with the Commission.

         The advance minimum royalty paid by Lessee to Lessor, under the provisions of Section 3 hereof, shall not be credited against any overriding royalties from production from slant wells drilled under the provisions hereof.

         Lessor agrees to pay a pro rata share, which shall be in the proportion that its overriding royalty bears to the total production from slant wells drilled under this section, of the amount of any license, severance, or production tax levied by any governmental agency on, or measured by, the substances produced. Lessor agrees to pay the same pro rata share of the mineral rights taxes upon the land beneath which slant wells have their producing intervals. Lessee agrees to pay, or cause to be paid, the remainder of any and all such taxes.

         The obligation of Lessee hereunder with respect to the drilling and operating of all slant wells, and its right to suspend or delay operations therein, shall be those provided in such leases in which Lessee has or may acquire an interest embracing the land beneath which slant wells drilled hereunder have their producing intervals.

         Lessee shall keep true and correct records of its operations conducted in, and of the production from, slant wells. Lessee shall, when requested to do so by Lessor, furnish to Lessor a copy of the drilling log and electric log, and of the directional survey of the bore of, each slant well drilled by Lessee hereunder. Lessee shall furnish Lessor, with each overriding royalty payment, a statement of the production from each slant well showing in detail the computation of Lessor's overriding royalty. Lessee's records shall be open for inspection by Lessor at all reasonable times.

         8. Lessee shall have the right to commingle, for the purpose of utilizing, selling or processing minerals, geothermal energy and substances produced from the leased land, with geothermal energy and substances produced from other land and to meter or gauge the

production of said geothermal energy and substances from the leased premises, and to compute and pay royalty to Lessor on the basis of such production as so determined. Lessee agrees to pay to Lessor on or before the last day of each and every month the royalties accrued and payable hereunder for the preceding calendar month, and in making such royalty payments Lessee shall deliver to
Lessor statements setting forth the basis for determination of such royalty. In the event that the production of said geothermal energy and substances from the leased premises or from land in the general area of the leased premises should at any time exceed the demand therefor or the facilities for use thereof, and
Lessee elects to reduce the total volume of said geothermal energy and substances produced or consumed, then in that event, wells participating on a commingling basis shall be reduced in a percentage amount equal to the proportion of the whole in light of good engineering practices.

         In the event all or any part of the leased premises is pooled (as provided for in Section 11), with other land, then Lessor shall receive as royalty on production from the pooled acreage only such portion of the royalty as the amount of Lessor's acreage placed in the unit, bears to the total acreage so pooled in the unit involved.

         Lessee shall not be required to account to Lessor for, or to pay royalty on said geothermal energy and substances produced by Lessee on the leased premises which are not utilized, saved or sold, or on power generated by
Lessee and used by Lessee in Lessee's operations on or with respect to the leased premises for or in connection with the development, processing and production of said geothermal energy and substances.

         The annual advance minimum royalty provided in Section 3 payable by
Lessee to Lessor shall be credited against the obligation of Lessee to pay the royalties which accrue only during the annual period for which paid, but the annual surface rental provided for in Section 3 shall not

be so credited. The surface rental and royalties hereinabove provided for shall be a lien upon any and all of said geothermal energy and substances removed from or stored upon the leased premises and upon any improvements or personal property of Lessee upon the leased premises.

         9. In the event Lessor at the time of making this lease owns a less interest in the leased premises than one hundred per cent of the rights herein leased to Lessee, then the rentals and royalties accruing hereunder shall be paid to Lessor only in the same proportions which Lessor's interest bears to a one hundred per cent interest in the leased premises. Notwithstanding the foregoing, should Lessor hereafter acquire any additional right, title or interest in or to the leased premises, it shall be subject to the provisions hereof to the same extent as if owned by Lessor at the date hereof, and any increase in payments of money hereunder necessitated thereby shall commence with the payment next following receipt by Lessee of satisfactory evidence of
Lessor's acquisition of such additional interest.

         10. In the event Lessee shall, except by Lessor, be lawfully deprived of possessing, or rights hereunder to, the leased premises, or any portion or portions thereof, Lessee shall notify Lessor as to the circumstances thereto;
whereupon Lessor may, at Lessor's option, either reinstall Lessee in possession as to said rights or terminate this lease as to the leased premises, or the portion or portions thereof, as to which Lessee is so deprived, by notice to
Lessee to that effect and the tender of the sum of One Hundred Dollars, plus the total amount of any sums other than taxes, theretofore paid by the Lessee hereunder, for said rights; whereupon no claims for damages whatsoever kind or character incurred by Lessee by reason of such de-possession shall be chargeable against Lessor.

         11. Lessee is hereby given the right to combine or pool all or part of said leased premises with land either adjoining the leased premises or in the immediate vicinity thereof, so as to create

by such combining or pooling one or more operating units of contiguous acreage for the production of said substances; provided, however, that no such unit shall substantially exceed 2,560 acres, or the land embraced in four sections of land according to United States survey and that the designation of such unit shall be made of the land to be pooled not later than thirty days after the first well drilled on the unit is placed upon production, and shall define the area which shall constitute the pool. In the event production of said geothermal energy and substances is obtained from any land included within any such unit, whether or not from land covered by this lease, there shall be allocated to the leased premises included in such unit, for the purpose of royalty determination, only that proportion of the entire production from such unit that the acres of the leased premises in such unit bears to the total acres in such unit, and royalty payable under this lease with respect to leased premises included in such unit shall be computed only on that portion of such production so allocated to the leased premises. In the event of the failure of Lessor's or any other owner's title as to any portion of the land included in such pooled unit, such portion of such land shall be excluded in allocating production from such pooled unit; provided, however, Lessee shall not be held to account for any production allocated to any land excluded from any such pooled unit unless and until Lessee has actual knowledge of the circumstances requiring such exclusion. For the purpose of determining drilling obligations in such unit, the entire acreage so pooled shall be treated as if it were covered by one lease and the drilling of a well in any part of such unit, whether or not on land covered by this lease, shall fulfill Lessee's drilling obligations under this lease to the same extent as if it were drilled on the leased premises and no offset obligations shall accrue as between the several tracts of land included within any pooled unit. As to such unit (unless a producing well is located on such pooled unit at the time the unit is created), Lessee agrees to commence drilling operations within one year after it is so

created, but in any event within the primary term of this lease, and shall be obligated to drill at least one well for each six hundred and forty acres in the unit.

         12. Lessee shall have the right to use such water in, on, from or appurtenant to the leased premises as Lessee may reasonably require in connection with Lessee's operations hereunder on the leased premises, without payment therefor to Lessor other than such cost as Lessor may have incurred therefor; provided that such use by Lessee shall not interfere with Lessor's requirements with respect to the use thereof on the land subject to this lease or Lessor's contractual commitments for the use thereof on land other than the leased premises, and that Lessee shall obtain any necessary governmental permission therefor and shall comply with applicable statutes, ordinances and governmental orders and regulations with respect thereto. Applications to governmental agencies for permission to appropriate water and geothermal energy within and underlying the leased premises shall be made on behalf of Lessor and shall be made for beneficial use appurtenant to Lessor's land described in
Section 1 hereof. The permission so granted shall be subject to the leasehold interest of Lessee and all the terms, covenants and conditions under this lease.

         13. If at any time during the term of this lease, a well is drilled for said geothermal energy and substances upon land not in the ownership of Lessor, which is adjacent to the leased premises and within 1,320 feet of the boundary lines of a unit into which the leased premises or portions thereof may be pooled, and said well is placed in commercial production for a period of six months, Lessee shall commence drilling within six months thereafter on the leased premises and within 1,320 feet from the common boundary line, an offset well within approximately the same distance from the common boundary line as said well on adjoining land is located, but in any event either on the leased premises or on land with which the leased premises may be

                                       10

pooled, and to proceed diligently to drill to completion said offset well to the zone or horizon from which said well on the adjacent land is producing, provided, however, that Lessee shall not be required to commence drilling said offset well if there is already a well being drilled or there is a producing well on the leased premises or on land with which the leased premises is pooled within such offset distance of said well on adjoining land.

         14. Lessee may, at Lessee's option, at any time surrender and quitclaim
Lessee's rights under this lease in and to all or any portion of the leased premises and shall be released thereupon from all obligations thereafter with respect to the land surrendered and quitclaimed.

         15. Lessee's obligations hereunder, except for payment of taxes, advance annual minimum royalty and surface rentals under Section 3, and to drill wells under Section 13, shall be suspended and the primary term of this lease shall be extended, while Lessee is prevented from complying therewith by strikes, lockouts, riots, action of the elements, accidents, delays in transportation, inability to secure labor or materials in the open market, laws, rules or regulations by any governmental agency, authority or representative having jurisdiction, inability to secure or absence of a market for commercial sale of substances developed on or from the leased premises, or other matters or conditions beyond the reasonable control of Lessee, whether or not similar to the conditions or matters in this paragraph specifically enumerated.

         16. If at the expiration of the primary term or at any time or times thereafter while this lease shall remain in force and effect, Lessee has discovered on the leased premises geothermal energy and substances in quantities which in Lessee's opinion, may be commercially produced, but said leased geothermal energy and substances are not being produced, processed or marketed because of technical or other problems or due to lack of market for such geothermal energy and substances which is acceptable to Lessee and Lessee is not then engaged in operations for the

                                       11

purpose of producing, processing or marketing leased geothermal energy and substances, Lessee may pay as a minimum royalty for the next ensuing twelve months on or before the expiration date of the primary term hereof or within ninety days from the suspension of all operations contemplated hereby, the sum of one dollar per acre for each acre then covered by this lease and if such payment is made or tendered, it will be considered that the geothermal energy and substances covered by this lease are being produced from said premises in paying quantities. In like manner and upon like payments annually this lease may be extended for additional twelve month periods, provided, however, that this lease cannot be extended beyond the primary term by reason of the royalty payments provided in this paragraph for a longer term than five consecutive years.

         17. Upon the violation by Lessee of any of the terms, covenants or conditions of this lease, and failure to take steps to remedy the default within sixty days after receipt of written notice from Lessor to do so, then at the option of Lessor, this lease shall forthwith cease and terminate, and all rights of Lessee in and to said leased premises shall be at an end, except that Lessee shall have the right to retain and hold under this lease any forty acre subdivision in which a well is producing commercially or is being drilled, and with respect to which Lessee is not in default. The waiver by Lessor of any breach of any covenant or condition hereof shall not be a waiver of any other or subsequent breach hereof, nor of any other covenant or condition hereof.

         18. Upon surrender by Lessee of Lessee's rights hereunder in while or in part, or upon termination of Lessee's rights hereunder, or any part hereof, in any manner herein provided, Lessee shall peaceably surrender possession thereof to Lessor and Lessee shall quitclaim to Lessor all right, title and interest of Lessee in the leased premises in the condition received.

                                       12

         19. Derricks, buildings, structures, improvements, equipment, machinery, appliances and personal property placed by Lessee upon the leased premises shall be and remain the property of Lessee, and Lessee shall have the obligation, at the option of the Lessor at any time prior to the expiration of six months after the termination of this lease, to remove the same.

         20. Lessee agrees to keep full records of the operations on, and production and sales of said geothermal energy and substances from the leased premises independently of and separate from any other property operated by
Lessee and to notify Lessor promptly of discovery of any of said geothermal energy and substances on the leased premises, and to furnish to Lessor on or before the last day of each month a true statement of all production and sales of said geothermal energy and substances during the preceding month in a form satisfactory to Lessor. All records of such production and sales shall, at all reasonable times, be open to the inspection of Lessor's agents and representatives.

         21. Lessee will keep an accurate log and casing record showing the progress of drilling, character of formations encountered or drilled through, and casing in each well in which drilling shall have been done on the leased premises, and furnish Lessor a copy thereof upon the completion of or the abandonment of each well, and a true copy of all surface and subsurface surveys made of each well drilled under this lease. Lessor's duly appointed agents and representatives shall have access at all reasonable times to all of the wells and to Lessee's property in and upon said leased premises. Lessor shall make such observations and measurements at its sole risk and expense and agrees to indemnify and hold Lessee harmless against all claims and demands of such agents and representatives arising as a result of such observations and measurements.

                                       13

         Lessee shall carry on Lessee's operations hereunder in a careful and workmanlike manner, and in accordance with all laws, ordinances and governmental orders and regulations governing the same.

         22. Lessee agrees to pay before delinquency all taxes and assessments which have been or shall be lawfully levied and assessed on the mineral rights covered hereunder in the leased premises, and on the buildings, structures, equipment and other personal property or improvements placed, maintained or used by Lessee on the leased premises, and on the geothermal energy and substances stored thereon and not belonging to Lessor. Lessee may deduct the royalty proportion of the taxes and assessments on mineral rights covered hereunder in the leased premises in each fiscal year, paid by Lessee, from the royalties due and payable to Lessor for production during each successive twelve months'
period subsequent to the day and month in such fiscal year on which the first installment of such taxes and assessments become delinquent. The above amount of the taxes and assessments for a particular fiscal year so paid shall be deductible only from the royalties due and payable during the twelve months'
period which immediately succeeds the date of delinquency of the first installment in such fiscal year. Lessee agrees to pay to Lessor annually, within fifteen days after demand, an amount equal to the working interest proportion of the real property taxes and assessments paid by Southern Pacific Land Company or
Southern Pacific Transportation Company on the land overlying or occupied by the leased premises (except on buildings, structures and other improvements thereon not owned, maintained or used by Lessee) each fiscal year of the term of this lease, prorated from the date of this lease, for the first such year and for each fiscal year thereafter during the term of this lease. Lessee shall pay any production or severance tax computed or based upon production of geothermal energy and substances which may be imposed by the Federal Government, the State

                                       14

of Nevada, or any of its political subdivisions, and Lessor shall reimburse
Lessee for the same proportion of said taxes as Lessor's shares of the taxes on the mineral rights covered hereunder.

         23. All labor performed and materials furnished for purposes of the operations of Lessee hereunder shall be at the cost and expense of Lessee and
Lessee shall give reasonable notice to Lessor before commencement of operations hereunder. Lessor shall not be chargeable with, or liable for, any part thereof, and Lessee agrees to protect the leased premises against liens of every character and to indemnify Lessor against liens of every character and to indemnify Lessor against all liability, cost and expense incurred by Lessor due to such liens arising from Lessee's operations thereon.

         Lessee further agrees to indemnify Lessor against claims, causes of action, and liability and for injuries to, or deaths of persons and destruction or loss of, or damage to property arising out of the operations of Lessee hereunder.

         24. In the event any buildings or personal property of Lessor shall be damaged, destroyed or required to be removed because of Lessee's operations on the leased premises, Lessee shall be liable for payment of the reasonable values thereof. In the event Lessee shall elect to locate a well site and an access road thereto on agricultural land of Lessor's at the time under cultivation,
Lessee shall pay to Lessor the fair value of the crop destroyed. Upon the written request of Lessor, Lessee agrees to lay below plow depth all pipe lines, except steam-gathering and transmission lines or other hot water lines, which
Lessee constructs through cultivated fields, and to fence all sump holes or other excavations to safeguard livestock on the land subject to this lease. Upon completion or abandonment of any well drilled on the leased premises, or upon the termination of this lease, Lessee shall abandon all wells in accord with applicable regulations level and fill all sump holes and excavations and shall remove all debris

                                       15

and shall leave the premises in a clean and sanitary condition. Lessee, in
Lessee's operations, on the leased premises shall at all times have due and proper regard for the health, welfare and safety of Lessor and of Lessor's tenants occupying the land subject to this lease. Any wells drilled by Lessee hereunder shall be drilled in such manner so as not to affect any existing potable water well or water wells of Lessor on the leased premises. Sufficient casing shall be set and cemented in such wells drilled by Lessee so as to seal off and protect known potable waters developed in any such water well or water wells.

         25. In the event Lessor deems it necessary to file an action to enforce
Lessor's rights hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs for the prosecution or defense of the litigation.

         26. Any notice or statement herein requested or required to be given by one party to the other shall be in writing. Delivery of such written notice or statement to Lessor shall be conclusively taken as sufficient if and when deposited in the United States mail, with the postage thereon fully prepaid, certified, addressed to Lessor at:

                           Southern Pacific Land Company
                           Southern Pacific Building
                           One Market Plaza - Room 200
                           San Francisco, California 94105

         Payments to Lessor shall be made at the above address. Delivery of such notice or statement to Lessee shall be conclusively taken as sufficient if and when deposited in the United States mail, with postage thereon fully prepaid, certified, addressed to Lessee at:

                           Phillips Petroleum Company
                           Attn:  Manager, Geothermal Operations
                           P.O. Box 752
                           Del Mar, California 92014

         Any party hereto may, by written notice, change their address to any other location for the above purposes.

                                       16

         27. If Lessee is adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or file a voluntary petition under any law having for its purpose the adjudication of Lessee a bankrupt, or the extension of time of payment, composition, adjustment, modification, settlement or satisfaction of the liabilities of Lessee, or a receiver be appointed for the property of Lessee by reason of the insolvency of Lessee, notwithstanding anything to the contrary elsewhere in this lease, Lessor shall have the right to terminate this lease and to take exclusive possession of the leased premises. The acceptance of rent or other payments for the use of the leased premises shall not constitute a waiver of Lessor's right to terminate this lease as above set forth.

         28. This instrument is a lease and is not and shall not ever be held or interpreted to be a mining partnership or partnership of any kind, or in any sense whatsoever, the intention of the parties hereto being to establish and create between themselves only the relationship of Lessor and Lessee in accordance with the provisions hereof.

         29. The rate of $*** per acre in Sections 3 and 16 hereof and the obligation of Lessee to reimburse Lessor for real property taxes and assessments equal to Lessee's working interest proportion in Section 22 hereof shall be subject to pro-ration in the same percentage as the undivided interest of Lessee specified in Section 1 hereof.

         30. This lease shall not be assigned nor sublet, in whole or in part without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Subject to the above, the provisions hereof shall inure to the benefit of, and be binding upon the successors and assigns of the parties hereto.

         31. The parties hereto agree to enter into a memorandum form of this lease for recording purposes which shall incorporate by reference the provisions hereof.

*** Confidential material redacted and filed separately with the Commission.

                                       17

         32.  Time and specific performance are the essence of this lease.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first hereinabove written.

                              PHILLIPS PETROLEUM COMPANY, Lessee

                              By        /s/ Indecipherable
                                ------------------------------------------------
                                                              Attorney-in-Fact

                              SOUTHERN PACIFIC LAND COMPANY, Lessor

                              By        /s/ Indecipherable
                                ------------------------------------------------
                                 Assistant General Manager, Natural Resources

                              Attest    /s/ T.F. O'Donnell
                                    --------------------------------------------
                                                          Assistant Secretary

                                       18

                          AMENDMENT TO GEOTHERMAL LEASE
                               DESERT PEAK, NEVADA

         THIS AGREEMENT, made and entered into this 25th day of February 1998, by and between DAVID P. FRASE, TIMOTHY D. FRASE AND JAMES W. ROBERTS,
hereinafter collectively referred to as "Lessor" or "Frase" and WESTERN STATES
GEOTHERMAL COMPANY, a Delaware corporation, hereinafter referred to as "Lessee"
or "Western".

                              W I T N E S S E T H:

         WHEREAS, Southern Pacific Land Company ("SPL"), predecessor in interest to Frase, as Lessor, and Phillips Petroleum Company ("Phillips"), predecessor in interest to Western, as Lessor, entered into two (2) geothermal leases (the
"Leases"), the first lease dated February 14, 1974, a Memorandum of which first lease was recorded on August 15, 1974, as Document No. 138533, in Book 72, Pages
575, et seq. and the second lease dated August 1, 1976, a Memorandum of which second lease was recorded on September 27, 1976 as Document No. 148247 in Book
102, Pages 467, et seq., both in the Official Records of the County of
Churchill, State of Nevada, covering and affecting 42,433.44 acres, more or less, situated in said County and State, whereby SPL leased to Phillips and
Phillips became Lessee of SPL for certain geothermal resources described in the
Leases; and

         WHEREAS, by Assignment dated June 28, 1985 and recorded on December 16,
1985 as Document No. 217089 in the Official Records of the County of Churchill,
State of Nevada, Phillips assigned the Leases to Western, then a wholly owned subsidiary of Phillips; and

         WHEREAS, by Amendment and Termination agreement dated May 1, 1986, SPL and Western consolidated the lands leased under the February 14, 1974 lease and the August 1, 1976 lease under the provisions of the August 1, 1976 lease
(hereinafter referred to as "Said Lease"),

and terminated the February 14, 1974 lease, a copy of which Amendment and
Termination agreement was recorded on April 23, 1987 as document No. 227434 in the Official Records of the County of Churchill, State of Nevada; and

         WHEREAS, Phillips and Chevron U.S.A. Inc. ("Chevron") entered into an agreement dated as of February 7, 1986, whereby Phillips agreed to sell to
Chevron, and Chevron agreed to purchase from Phillips, as a single transaction, all of the stock of Western which would constitute an assignment to Chevron of all of Phillips' interest in Said Lease and the Desert Peak electrical generating facility and its associated geothermal steam production wells and plant. SPL granted its consent to the transfer of the stock of Western, and all assets of Western, to Chevron on condition that an amendment to the Lease be entered into to address the payment of royalties in situations not contemplated by Phillips and SPL when they first entered into the Leases. Said transfer occurred on or about February 21, 1986; and

         WHEREAS, Southern Pacific Land Company and Western States Geothermal
Company entered into that certain unrecorded Amendment to Geothermal Lease dated and effective February 21, 1986 amending the method used to calculate, measure and divide royalties owing under Said Lease, as amended; and

         WHEREAS, Chevron USA Inc ("CUSA") acting through its agent Chevron
Resources Company, a division of Chevron Industries Inc. sold certain assets to
California Energy Company, Inc ("CECI") effective March 28, 1991. CUSA, owner of all of the common stock of Western States Geothermal Company, sold its entire interest in the shares of the common stock of Western States Geothermal Company to CECI. CECI designated its subsidiary CE Geothermal to hold the assets of
Western States Geothermal Company; and

         WHEREAS, it is the desire of the parties hereto that Said Lease, as heretofore amended, be further amended as hereinafter set forth:

         NOW, THEREFORE, for and in consideration of $12,800 and other good and valuable consideration accruing unto the parties hereto, the receipt and sufficiency of all of which are hereby acknowledged, Said Lease is hereby amended as follows, to wit:

         1. Specifically subject to Section 11 and subject to other Sections of that certain Geothermal Lease dated August 1, 1976, the first paragraph of
Section 3 is hereby deleted in its entirety and the following paragraph is hereby substituted therefore:

                           Lessee agrees to pay to Lessor in advance as of the
                           date of this lease the sum of $*** per acre of the
                           leased premises as rental for the first year of this
                           lease and to pay to Lessor in advance for the second
                           year of the lease on or before the first day of
                           August, 1977, and annually thereafter through July
                           31, 1998 the sum of $*** per acre of the leased
                           premises then subject to this lease. Commencing
                           August 1, 1998 and annually throughout the term of
                           this lease, on or before the same day and month of
                           each succeeding year, Lessee agrees pay to Lessor in
                           advance an annual rental payment at the rate of $***
                           per acre for each acre then covered by this lease. It
                           is acknowledged and agreed that the rental provided
                           in this paragraph shall apply only to that portion of
                           the leased premises not then committed to an approved
                           geothermal unit, as provided in said Section 11
                           hereof.

         Lessor hereby agrees that Said Lease, as amended herein, is a valid and subsisting Geothermal Lease and is in full force and effect.

         Lessor does hereby ratify, affirm and acknowledge that Said Lease, as amended herein, is and shall remain in full force and effect as to all its terms, conditions and provisions.

         It is further agreed by and between Lessor and Lessee, that except for the amendments as hereinabove set forth, Said Lease, as amended, shall in all other respects remain in full force as originally executed.

*** Confidential material redacted and filed separately with the Commission.

         In the event any inconsistency exists between this Amendment and Said
Lease, the terms of this Amendment shall prevail, and any such inconsistent terms contained herein shall be construed as superseding and amending the terms of Said Lease. Except as expressly modified by this Amendment, Said Lease shall be unchanged and shall remain in full force and effect.

         This Amendment may be executed in any number of counterparts or on counterpart signature pages, and all such counterparts shall together be deemed to constitute a single Amendment. The execution of one counterpart by either
Party or any Person comprising such Party shall have the same force and effect as if such Party or Person had signed all the other counterparts.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove written.

                                  LESSOR:

                                  /s/ David P. Frase
                                  ----------------------------------------------
                                  David P. Frase

                                  /s/ Timothy D. Frase
                                  ----------------------------------------------
                                  Timothy D. Frase

                                  ----------------------------------------------
                                  James W. Roberts

                                  LESSEE:

                                  WESTERN STATES GEOTHERMAL COMPANY

                                  By:  /s/ Thomas R. Mason
                                       -----------------------------------------
                                       Thomas R. Mason

                                  Title: President, CalEnergy Operating Company

                                 COUNTERPART "A"